Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	September 24, 2007
BUTLER NATIONAL CORPORATION ANNOUNCES DODGE CITY AND FORD COUNTY ENDORSEMENT OF CASINO MANAGEMENT PROPOSAL

OLATHE, KANSAS, September 24, 2007, - Butler National Corporation (OTC Bulletin Board "BUKS") a recognized provider of professional management services in the gaming industry, announces that the Dodge City Commission and the Ford County Commission unanimously approved resolutions of endorsement of the Butler National Casino Management Proposal at their joint meeting on Friday, September 21, 2007.

On April 19, 2007, the State of Kansas enacted the Kansas Expanded Lottery Act. This law authorized state-owned gaming in Kansas within four designated gaming zones. These gaming zones are Northeast, Southeast, South Central and Southwest Kansas.

Butler National Corporation's wholly-owned subsidiary, Butler National Service Corporation, is in the process of completing an application for development and management of a Kansas-Owned Gaming Facility in the Southwest Gaming Zone. The Kansas Expanded Lottery Act requires that an applicant receive local government endorsement of its casino management proposal. Butler National presented its proposal to the Commissions at their joint meeting. Both the City Commission and the County Commission unanimously approved resolutions endorsing the Butler National proposal.

"We are working hard to tailor our proposal to match the desires of both the local community and the entire Southwest Kansas region. We appreciate the support and endorsement of Dodge City and Ford County as we move forward with a tremendous opportunity for tourism, economic development and gaming. We believe that our management proposal will offer a strong destination facility to attract visitors from outside of Kansas and is in the best interest of Kansans." commented Clark D. Stewart, President and Chief Executive Officer.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

There is no assurance that Butler National will be awarded a contract to manage a state-owned facility for Kansas. Senate Bill 66 provides for a fairly complex applicant review and selection process. Butler National plans to use its best efforts to acquire rights to manage a gaming facility on behalf of the State of Kansas. The Kansas Attorney General has also filed a lawsuit to challenge the constitutionality of the Kansas Expanded Lottery Act in Shawnee County, Kansas. We cannot reliably predict the outcome of this litigation.

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-663-5833
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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